Nicor Gas Company
Form 8-K
Exhibit 10.01

MEMORANDUM OF AGREEMENT REACHED (Corrected 3/17/09)
IN COLLECTIVE BARGAINING – MARCH 11, 2009

As a result of collective bargaining, the following agreement has been reached.
I.          Term of Agreement
The term of the new agreement will be from March 1, 2009 through February 28, 2014.

II.        General Wage Increase
Members of Local 19 will receive a general wage increase of 3.00% effective March 1, 2009, 3.00% effective March 1, 2010, 3.50% effective March 1, 2011, 3.00% effective March 1, 2012, and 3.25% effective March 1, 2013.

Present Maximum Rate	Effective 3/1/2009	Effective 3/1/2010	Effective 3/1/2011	Effective 3/1/2012	Effective 3/1/2013
$32.22	$0.97	$0.99	$1.19	$1.06	$1.18
$32.07	$0.95	$0.98	$1.18	$1.05	$1.17
$31.69	$0.95	$0.98	$1.18	$1.04	$1.16
$31.35	$0.94	$0.97	$1.16	$1.03	$1.15
$30.55	$0.91	$0.94	$1.13	$1.00	$1.12
$30.54	$0.91	$0.94	$1.13	$1.00	$1.12
$30.48	$0.91	$0.94	$1.13	$1.00	$1.12
$30.01	$0.90	$0.93	$1.11	$0.99	$1.10
$28.93	$0.87	$0.89	$1.07	$0.95	$1.06
$28.46	$0.84	$0.86	$1.04	$0.92	$1.03
$28.30	$0.85	$0.87	$1.05	$0.93	$1.04
$27.57	$0.83	$0.85	$1.02	$0.91	$1.01
$27.35	$0.82	$0.84	$1.01	$0.90	$1.00
$27.20	$0.82	$0.84	$1.01	$0.90	$1.00
$26.92	$0.81	$0.83	$1.00	$0.89	$0.99
$26.33	$0.79	$0.81	$0.98	$0.87	$0.97
$25.69	$0.77	$0.79	$0.95	$0.85	$0.94
$25.66	$0.71	$0.73	$0.88	$0.78	$0.87
$24.35	$0.73	$0.75	$0.90	$0.80	$0.90
$24.30	$0.73	$0.75	$0.90	$0.80	$0.89
$23.12	$0.69	$0.71	$0.86	$0.76	$0.85
$23.10	$0.69	$0.71	$0.86	$0.76	$0.85
$22.90	$0.68	$0.70	$0.84	$0.75	$0.83
$22.59	$0.68	$0.70	$0.84	$0.74	$0.83
$21.56	$0.65	$0.67	$0.80	$0.71	$0.79
$20.98	$0.63	$0.65	$0.78	$0.69	$0.77
$20.26	$0.61	$0.63	$0.75	$0.67	$0.74
$20.13	$0.60	$0.62	$0.74	$0.66	$0.73
$19.46	$0.57	$0.59	$0.71	$0.63	$0.70
$19.44	$0.57	$0.59	$0.71	$0.63	$0.70
$18.33	$0.55	$0.57	$0.68	$0.60	$0.67
$17.92	$0.54	$0.55	$0.67	$0.59	$0.66
$16.87	$0.51	$0.52	$0.63	$0.56	$0.62
$16.72	$0.50	$0.52	$0.62	$0.55	$0.61
$16.52	$0.50	$0.51	$0.61	$0.54	$0.61
$15.99	$0.48	$0.49	$0.59	$0.53	$0.59
$15.82	$0.46	$0.47	$0.56	$0.50	$0.56
$15.37	$0.46	$0.47	$0.57	$0.51	$0.56
$15.35	$0.45	$0.47	$0.56	$0.50	$0.55
$14.33	$0.43	$0.44	$0.53	$0.47	$0.53
$13.16	$0.39	$0.40	$0.49	$0.43	$0.48
$12.47	$0.37	$0.38	$0.46	$0.41	$0.46

All general wage increases will be placed into effect in the same manner as, and the conditions applicable to, the last general wage increase.

General Contract Items

Article IV, Section 4
Night shift premium has been increased from $1.35 to $1.50 per hour.   Sections 4(c) and 4(d) have been eliminated.

Article IV, Section 13
An exception has been added to exclude employee hours reported on disability and/or workers compensation from the forty (40) paid hours of the basic work week.  This Article will not apply to employees “called out” to perform work per prior agreement in 2000.

Article IV, Section 18
Paragraph 3 of Article IV, Section 18 has been revised as follows:

The first sentence “An employee who operates a Company-owned vehicle which is kept at his/her home shall, in case of a call-back, be paid a call-back allowance of two hours at straight time.”  has been eliminated.

Article IV, Section 23
Has been revised to increase the meal money allowance from $7.50 to $8.00.

Article VI
Has been revised to eliminate language regarding “banked” vacation hours.

Has been revised to use vacation in half hour increments for authorized Family Medical Leave absences only.

Section 8 has been revised as follows:  An employee’s eligibility for earned vacation shall not be affected by a prolonged absence while they are on Short Term Disability.   However, employees will not accrue vacation while on Long Term Disability.

Section 12 has been revised that employees on Short Term Disability or Workers Compensation at the end of the calendar year will not be allowed to defer vacation into the next year.

Article VII, Section 3
Has been revised that “Assignments of four hours in an eight hour day and five hours in a ten hour day shall be considered a full day under this section.  No payment will be made for such temporary assignments if they amount to less than four hours in an eight hour day and five hours in a ten hour day.”

Article VII, Section 5(b)
Has been revised as follows:  “The hourly rate of pay of an employee who is less than 55 years of age will be reduced by $1.50 per hour immediately after the date of the transfer to the lower job classification.  On the first anniversary date following the transfer and on every succeeding anniversary date the employee’s hourly rate will be reduced by $1.50 per hour.  This reduction will continue until the hourly rate of the employee is equal to the maximum hourly rate of the job the employee is performing.   During this period, the employee will not be eligible to receive general wage increases.  Employees administered under Article VII, Section 5 prior to ratification will not be affected by this change.

Article VIII
The Company and the Union have agreed to discuss the language of Article VIII for revisions to the grievance procedure that would best meet the needs of the Union and the Company.

Article IX
The sentence (4d) has been eliminated as the Employee Benefit Association Plan will be replaced with a third party administrator to manage the Short Term Disability, Long Term Disability and Workers Compensation Cases. The details of the short term and long term disability plan provisions will be updated and contained in the summary plan description.

Exhibit C – Memorandums of Agreement

The Company and the Union have agreed to add the following language to the memorandum, “Statements Covering Items of Understanding, Re:  Two persons on Steel and Promotional Sequence (Dated February 15, 1994 and revised March 1, 2000) as follows:  “During daylight savings time, call out for replacement of services less than 2” will be a proper work assignment for two persons during day or night.  If daylight savings time goes away, it will revert to the same period of time described in months which currently is March through October.

The Memorandum of Agreement dealing with the installation of mains and services by contractors will be made part of Exhibit C.  (See Exhibit I)

The Company and the Union have agreed to review certain Memorandums of Agreement for inclusion in the Collective Bargaining Agreement.

General Items

1.
Assistant Vice-President secretarial stenographer positions will no longer be part of the bargaining unit.  Employees currently in these positions will be given a one time option to remain as a bargaining unit employee.

2.
Non-analytical Hi/Lows and Step Down reads to the last actual bill will be a proper assignment for a Level 3 clerical employee.  (Hi/Lows involving cancel and rebills greater than 90 days, write-offs and factor refinements will still be considered level 4 work.)  The Company will fill six General Office Clerk positions (Level 3) in BQA.

3.	The Company will maintain ten Service Clerks (Level 4) and five Level 5 positions in BQA for the term of this contract.

4.	The Company will fill one Accounting Record Clerk Position (Level 5) and two Service Representative (Level 6) positions in BQA.

5.	The Company will maintain ten Sr. Customer Care Specialists for the term of this Contract.

6.	The Company will fill five Sr. Customer Care Specialists positions in Sycamore and one Sr. Customer Care Specialist in Bloomington.

7.
The Company will have right of selection for the Sr. Customer Care Specialist positions, from applicants within the Customer Care Specialist classification, within six months of the senior applicant.  The selection of an employee, made according to the criteria set forth in this agreement, will not be subject to the grievance procedure.  An employee passed up under the bidding process outlined in this agreement will, upon inquiry, be informed by the company of the reason why she/he was not promoted.

8.
Correspondence work related to Deferred Payment Arrangements, deposits, address/name/spelling corrections, customer readings, Gas Line Comfort Guard/Heating, Ventilation and Air Conditioning, missed appointments, multiples and telephone collection compliance will be a proper assignment for a Customer Care Specialist (Level 2A).

9.	The Company agrees to fill one Accounting Records Clerk (Level 5) and one Lead Accounting Clerk (Level 6) in the Correspondence Department.

10.
The 2000 Selection Agreement pertaining to Service Clerks in the BQA and Correspondence Departments has been eliminated and replaced with a training/certification process for employees who do not come from the Call Center or do not have Customer Care and Billing experience.

11.
The Company agrees to fill a General Analysis Clerk (Level 7) in G.O. and the Memorandum of Understanding, General Accounting Level 7 Positions – Restructuring of Duties effective February 22, 2005 has been eliminated.

12.	The excess clerical employee ground rules have been revised to include Sycamore. (See Exhibit II)

13.
The Collector job classification has been eliminated.  Incumbent employees will be grandfathered and offered a lateral option within Credit & Collections or Service Clerk positions within BQA.  The employees in Bloomington and Joliet will not be forced from their current work locations. If unable to pass Level 4 BQA certification, the employees will remain in Credit & Collections.  All other Collectors will report to Aurora, Yorkville or G.O.

14.	Pre-requisites for the Construction Clerk job classification have been eliminated.

15.	The Company will fill a Construction Clerk position (Level 5) in Bellwood and a Service Representative position (Level 6) in Field Operations Construction.

16.	The Company will fill a Service Clerk position (Level 4) in either Credit/Collections or BQA. (Collectors will be eligible to lateral to this position.)

17.	Clerical employees in levels 1, 2, 2A and 3 will have the opportunity to accept open positions in Meter Reading. (See Exhibit III)

18.
Employees accepting promotions will receive an increase at the time of the promotion based on 70% of the difference of the maximum rate of the current job classification and the minimum rate of the promotional job classification.  After successful completion of their qualifying period, the employee will receive 100% of the promotional increase.

19.
A Sr. Distribution Plastic Operator in the Field Operations Construction department has been created which will require testing and certification as part of the selection process. The hourly rate of pay will be $31.12 to $31.35.  (See Exhibit IV)

20.	The Utility Inspector Selection Memorandum of Agreement has been extended and the Company has agreed to maintain 18 Sr. Specialists in the System Operations Department for the term of the contract.

21.	The Arc Welder job classification has been added to the promotional sequence in the Storage Department.

22.	The Company has agreed to maintain 200 employees in the Operations Mechanic and Sr. Operations Mechanic job classification for the term of the agreement.

23.
The Company and the Union have agreed to add Leak Investigation and Leak Grading to the certification process for the Distribution Mechanic, Controller and Sr. Controller job classifications.  The training time for certification will be adjusted to account for the additional courses, if necessary.  Employees currently in the Distribution Mechanic, Controller and Sr. Controller job classifications will be trained and qualified as business conditions permit.

24.	The Company and the Union have agreed to implement a modular training and certification process for the Operations Mechanic job classification.

25.
There is an agreement to add a test for meter reader/helper (hired after 2007) promoting to mechanic level job classification or equivalent.  Mutual agreement will be obtained between the company and union before implementation of the testing program.

26.	The Company will fill the following positions upon ratification of the Contract.
(1) Distribution Crewleader – (1) Joliet
(4) Distribution Technicians – (2) Glen Ellyn, (1) Joliet, (1) Bloomington
(7) Distribution Mechanics – (4) Bellwood, (1) Park Ridge, (2) Schaumburg
(1) Operations Mechanic – (1) Rockford
(2) Leak Survey Specialists (1) Park Ridge, (1) Joliet
(1) Sr. Distribution Plastic Operator

Benefit Items

Short Term Disability Plan

1.	The Company and the Union have agreed to eliminate the EBA Board and engage a third party administrator to case manage all STD, LTD, and Worker’s Compensation cases.

2.	Employee premiums for Short Term Disability benefits will be deducted on a pre-tax basis.

3.	The length of the Short Term Disability benefit has been reduced from 39 weeks to 26 weeks.

4.	Short Term Disability benefits will be paid according to years of service:

Years of Service	Percentage of Base Pay
20+ years	75%
11 – 19 years	65%
6 months – 10 years	60%

This schedule will be effective the pay period following the employee’s service anniversary date.

5.	Employees will be eligible to enroll in the Short Term Disability program without evidence of insurability after completing six months of service.

The Company and the Union have agreed to modify the Short Term Disability Election Form to ensure an eligible employee understands the repercussions of their decision not to participate in the plan.  The repercussion can include termination of employment.  The Union President will be notified of such elections.

6.
Employees who do not initially enroll in the Short Term Disability benefit at completion of six months of service may enroll in the program during the annual open enrollment period with evidence of insurability.

7.	Disability absences either, full or partial day, will be counted as an incident and a full day absence.

8.	Time incurred on the Short or Long Term disability program will not be counted towards reinstating the 4 incident and/or 8 day absence program when they return to work.

9.	Following ratification of the contract, a four pay period moratorium suspending short term disability premiums will be implemented.

Flexible Spending Account
The Company will implement a debit card effective with the 2010 plan year rollout.

Retirement Growth Account
Effective with the 2009 award the annual Company contribution to the Retirement Growth Account for eligible employees hired on and after January 1, 1998 will be increased to 1.4%.
The 2009 award will be contributed to employee accounts in the first quarter of 2010.

Thrift Plan
The Company will add the following new options to the 401(k) plan:
•	Roth 401(k) contribution
•	Catch up contribution
•	Roll-ins from previous employer plans
•	Increase pre-tax deferral percentage to 50%.
The date of implementation will be coordinated with the third party provider and communicated to eligible employees in a timely manner.

Pension and Insurance Plans
The Supplemental Agreement with respect to the Pension Plan, and the Supplemental Agreement with respect to the Group Life Insurance Plan, Dependent Life Insurance Plan, Group Accidental and Dismemberment Plan, Group Medical Expense Insurance Plan and Dental Plan, to which the Company and the Union are parties, will terminate in accordance with their terms after February 28, 2009.  These supplemental agreements will be amended as follows:

1.	The Supplemental Agreement with respect to the Pension Plan will be effective March 1, 2009 through February 28, 2014. Changes to the Pension Band are noted in Exhibit V.

2.
The Supplemental Agreement with respect to the Group Life Insurance Plan, Dependent Life Insurance Plan, Group Accidental and Dismemberment Plan, Group Medical Expense Insurance Plan and Dental Plan will be effective March 1, 2009 through February 28, 2014 and will contain the following changes:

a.             Gift Life Insurance will be increased from $9,500.00 to $10,000.00.

b.	Non-Contributory Life Insurance provision will be increased from 1.5 times base pay to 1.6 times base pay.

c.	The lifetime maximum benefit per active employee participant under the Group Medical Expense Insurance Plan will be reinstated to $1,500,000 effective March 1, 2009.

d.
The Group Medical Insurance Plan will be revised to allow legal dependents of active employees to participate in both the PPO and HMO medical plans to age 26 per the recent regulations passed in the State of

Illinois. In the event this legislation is revoked the company and the union will discuss and agree on any future terms.

Retiree Medical Insurance

Caps for retiree medical coverage for eligible employees hired prior to February 28, 1997 and with less than 15 years of service as of January 1, 1998 and employees hired on and after
March 1, 1997 has been improved as follows:

Maximum Annual Amount
Paid by Company Toward
Employee Category	Coverage Type	Retiree Medical Premium

Employees hired on or		Pre-65	Post-65
before February 28, 1997	Single	$ 6,500	$ 3,090
on the payroll as of
January 1, 1998 with	Family	$ 12,200	$ 5,740
less than 15 years service

Employees hired on and	Single	$ 4,120	$ 1,730
after March 1, 1997	Family	$ 7,700	$ 3,250

Exhibit I

Memorandum of Agreement
Dated March 1, 2009

This document will supersede any prior agreements or memorandums pertaining to the installation of mains and services by contractors.

The Company will notify the Union President regarding plans to work contractors on overtime installing mains and services.

The Company and the Union agree to the following when contractors work overtime installing gas mains and services that our employees normally perform.

•
In situations where the contractor works overtime and the contractor performs work that normally is performed by our employees, the Company will offer employees from the reporting center where the work is being performed the opportunity to work.  The work will be offered as designated below until an equal number of employees have accepted the work or all employees have been asked to work.

•	Reporting Center is defined as the area covered for emergency or scheduled overtime by employees assigned to a specific company headquarters.

•
Overtime will be defined as scheduled days of work after the contractor has worked 40 hours in a calendar week and will not include hours during extended days as a result of necessities on the job or additional days to make up for inclement weather.

•	The work will be offered to our employees within a week after the contractor works and will be offered to the Nicor employee group most aligned with business needs as follows:

The overtime will be offered to Field Operations Construction employees when contractors install new P.E. mains and new P.E. services and then Field Operations Delivery employees if additional resources are required.  In areas with no Field Operations Construction employees, the overtime would be offered to Field Operations Delivery employees.

The overtime will be offered to Field Operations Delivery employees when contractors are performing public improvement, system improvement and revision mains and services.

Exhibit II

Excess Clerical Employee Ground Rules
Dated July 12, 1984
Revised July 19, 1991
Revised March 1, 2009

It has been agreed between the company and union that excess clerical employees will not be forced from their previous reporting headquarters beyond the reasonable distances as set forth below.

G.O.	Park Ridge	Crystal Lake	Bellwood
Bellwood	Glen Ellyn	Elgin	Park Ridge
Joliet	Aurora/Yorkville	Schaumburg	Schaumburg
Glen Ellyn	Crystal Lake	Sycamore	Glenwood
Aurora/Yorkville	Schaumburg	Rockford	Crestwood
Sycamore	Elgin	Park Ridge	G.O.

Glenwood	Kankaee	Bloomington	Paxton
Crestwood	Glenwood	Paxton	Bloomington
Joliet	Crestwood	Hudson	Kankakee
Kankakee	Joliet	Pontiac
G.O.
Bellwood

Ottawa	Joliet	Glen Ellyn	Sycamore
Joliet	Kankakee	G.O.	Crystal Lake
Yorkville	G.O.	Bellwood	Dixon
Ancona	Ottawa	Park Ridge	G.O.
Troy Grove	Glenwood	Schaumburg	Glen Ellyn
	Crestwood	Sycamore	Aurora/Yorkville
	Glen Ellyn	Elgin	Elgin
Aurora/Yorkville

Dixon	Rockford
Rockford	Crystal Lake
Sycamore	Elgin
Dixon

 Employees promoted to a 3 level position or higher prior to December 31, 1985 will not be forced into the Call Center should they become excess.

Exhibit III

AGREEMENT REGARDING TRANSFERS FROM CLERICAL TO METER READING

Employees from clerical levels 1, 2, 2A and 3 may accept positions in meter reading under the following conditions:

•	Employees must have 1 ½ years in current position.
•
If employee’s current rate of pay is greater than current meter reader rate of pay, the employee’s rate of pay will be reduced to the maximum of the meter reader job classification which currently is $15.35.

•	Employee’s whose rate of pay is below the maximum of the meter reader job will be slotted into the appropriate time and rate step (down) of the meter reader job classification.
•	Employees will have a one time opportunity to transfer to the meter reader job classification.
•
Employees will be required to pass meter pro training.  If an employee is unsuccessful in passing meter pro training the employee will not be eligible to return to the clerical bargaining unit and employment may be terminated.

•
Employees will be required to complete a 120 day qualifying period after successful completion of meter pro.  Employees who are unsuccessful will not be eligible to return to the clerical bargaining unit and employment may be terminated.

•	The discharge of an employee in their qualifying period will not be subject to the provisions of Article VIII.
•	Employees will not be eligible for time or mileage reimbursements.

This program will expire on July 1, 2011 unless extended by mutual agreement by the Company and the Union.

                                Exhibit IV

Senior Distribution Plastic Operator
Certification Procedure
Phase I
General Information

Phase I of the Senior Distribution Plastic Operator position consists of six parts:

SECTION	TYPE	POINT VALUE
I	Prerequisite – Distribution Plastic Laborer or Distribution/Operations Mechanic or Leak Survey Specialist Valid Driver’s License Proper Classification DOT Card	None
II	Demonstrative Test – Use of Tools
III	Demonstrative Test – Electrofusion
IV	Demonstrative Test – Locating
V	Demonstrative Test Service Installation and Equipment Operation – Electrofusion
VI	Written Test Policies, Practices, Specifications and Problems
Total Points

Note:	Personnel promoting from the Leak Survey Specialists and Operations Mechanic positions will be required to complete sections I-V.

Personnel promoting from the Watch & Protect Locator, and Senior Operations Mechanic will have a training schedule based on their prior job classification.

Personnel promoting from Distribution Plastic Laborer, Distribution Mechanic, Distribution Plastic Operator, Distribution Technician and Distribution Plastic Operators will be required to completed sections IV and V.

Proposed training time for Phase I	up to 10 weeks – Leak Survey Specialist, Distribution Plastic Laborer, Operations Mechanic, or Distribution Mechanics

10 days – Distribution Plastic Operator and Distribution Technician

Proposed certification time	45 days – Leak Survey Specialist, Distribution Plastic Laborer, Distribution Operations Mechanic,

10 days – Distribution Plastic Operator and Distribution Technician

Weighting of each criteria to be determined

Exhibit IV (Cont.)

Senior Distribution Plastic Operator
Certification Procedure

Phase II

General Information

Phase II of the Senior Distribution Plastic Operator position consists of eight parts:

SECTION	TYPE	POINT VALUE
I	Prerequisite – Successful Completion of Phase I	None
II	Prerequisite – Electrofusion/Heat Fusion Qualification
III	Demonstrative Test – Plastic Fusion
IV	Written Assessment – GCS Specifications
V	Demonstrative Test – New Business Main Installation
VI	Demonstrative Test – Work Order Completion
VII	Demonstrative Test – Daily Progress Reports
VIII	Leadership Competencies (method to be determined and agreed upon by the Company and the Union)

Proposed training time for Phase II – up to 12 weeks
Propose certification time – 45 days

Weighting of each criteria to be determined

Exhibit V

Nicor Gas Pension Plan
Effective March 1, 2009

The pension band increases are 2.0% in 2009, 2.0% in 2010, 2.0% in 2011, 2.0% in 2012, and 2.0% in 2013.
The pension bands effective March 1, 2009 through February 28, 2014 will be as follows:

DOLLARS PER MONTH PER YEAR OF SERVICE
Pension Bands	03/01/2009 thru 2/28/2010		03/01/2010 thru 2/28/2011		03/01/2011 thru 2/29/2012		03/01/2012 thru 2/28/2013		03/01/2013 thru 2/28/2014
	Thru 30 Years Service	Over 30 Years Service	Thru 30 Years Service	Over 30 Years Service	Thru 30 Years Service	Over 30 Years Service	Thru 30 Years Service	Over 30 Years Service	Thru 30 Years Service	Over 30 Years Service
1	$30.70	$36.84	$31.32	$37.58	$31.94	$38.33	$32.58	$39.10	$33.23	$39.88
2	$36.84	$42.95	$37.58	$43.81	$38.33	$44.69	$39.10	$45.58	$39.88	$46.49
3	$39.88	$46.05	$40.68	$46.97	$41.49	$47.91	$42.32	$48.87	$43.17	$49.85
4	$49.16	$55.26	$50.15	$56.37	$51.15	$57.50	$52.17	$58.65	$53.22	$59.82
5	$52.17	$58.32	$53.22	$59.49	$54.28	$60.68	$55.37	$61.89	$56.47	$63.13
6	$58.32	$64.49	$59.49	$65.78	$60.68	$67.10	$61.89	$68.44	$63.13	$69.81
7	$61.43	$67.55	$62.66	$68.91	$63.92	$70.28	$65.19	$71.69	$66.50	$73.12
8	$67.55	$73.68	$68.91	$75.16	$70.28	$76.66	$71.69	$78.19	$73.12	$79.76
9	$70.64	$76.72	$72.05	$78.26	$73.49	$79.82	$74.96	$81.42	$76.46	$83.05
10	$73.68	$79.83	$75.16	$81.42	$76.66	$83.05	$78.19	$84.71	$79.76	$86.41

The early retirement supplements between ages 55 and 60 will be as follows:

DOLLARS PER MONTH PER YEAR OF SERVICE
Age at Retirement	03/01/2009 thru 2/28/2010	03/01/2010 thru 2/28/2011	03/01/2011 thru 2/29/2012	03/01/2012 thru 2/28/2013	03/01/2013 thru 2/28/2014

55	$23.09	$23.55	$24.03	$24.51	$25.00
56	$23.91	$24.39	$24.87	$25.37	$25.88
57	$24.66	$25.16	$25.66	$26.17	$26.70
58	$25.49	$26.00	$26.52	$27.05	$27.59
59	$26.30	$26.82	$27.36	$27.91	$28.46

The early retirement supplement between ages 60 and 62 will be as follows:

60 - 62	$1,314.13	$1,340.41	$1,367.22	$1,394.56	$1,422.45

Dated:  March 12, 2009

For Nicor Gas

/s/ PAT LOFTUS

Pat Loftus
General Manager Labor Relations

For Union Local 19

/s/ ROB WYRWICKI

Rob Wyrwicki
President, Business Manager, Financial Secretary

/s/ AL TALKINGTON

Al Talkington
Senior Assistant Business Manager